SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):
November 15, 2002

Commission File Number	Exact name of registrant as specified in its charter, state of incorporation, address of principal executive offices, and telephone number	State of Incorporation	I.R.S. Employer Identification Number
333-80523	SUSQUEHANNA MEDIA CO. 140 E. Market Street York, Pennsylvania 17401 (717) 848-5500	Delaware	23-2722964

The address of the registrant has not changed since the last report.

ITEM 4.    CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

The Board of Directors of Susquehanna Media Co. (“Media”) has dismissed PricewaterhouseCoopers LLP as Media’s independent accountants, effective November 15, 2002.

The reports issued by PricewaterhouseCoopers LLP on Media’s financial statements for either of the two most recent fiscal years did not contain any adverse opinion or a disclaimer of opinion, or any qualification or modification as to uncertainty, audit scope or accounting principles.

The decisions to dismiss PricewaterhouseCoopers LLP was recommended and approved by the Audit Committee of the Board of Directors of Media’s corporate parent, Susquehanna Pfaltzgraff Co., and approved by Media’s Board of Directors on November 15, 2002.

During Media’s two most recent fiscal years and the subsequent interim period preceding the dismissal of PricewaterhouseCoopers LLP, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of the disagreement in connection with its reports.

There were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K with respect to Media during the Media’s two most recent fiscal year and any subsequent interim periods preceding the dismissal of PricewaterhouseCoopers LLP.

As required by Item 304(a)(3) of Regulation S-K, Media has furnished PricewaterhouseCoopers LLP with the disclosures contained in this Item 4 and requested that PricewaterhouseCoopers LLP furnish Media with a letter addressed to the Securities and Exchange Commission stating that it agrees with the statements made by Media in this Item 4. A copy of PricewaterhouseCoopers’ letter dated November 18, 2002 is included as Exhibit 16 hereto.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)	Exhibits.

	Exhibit No.	Description

	16	Letter from PricewaterhouseCoopers LLP dated November 18, 2002 regarding its concurrence with the statements made by Media in Item 4 of this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2002	SUSQUEHANNA MEDIA CO. Registrant

	By:	/s/ John L. Finlayson
Vice President and Principal Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description

16	Letter from PricewaterhouseCoopers LLP dated November 18, 2002 regarding its concurrence with the statements made by Media in Item 4 of this report.

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